Exhibit 3.1(i)(a)

FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/05/2024
Work Order Item Number:	W2024110501273 - 4043447
Filing Number:	20244451618
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	11/05/2024 12:26:35 PM
Filing Page(s):	10

Indexed Entity Information:
Entity ID: E42848462024-4	Entity Name: Channel Therapeutics Corp.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division
401 N. Carson Street

FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/05/2024
Work Order Item Number:	W2024110501273 - 4043448
Filing Number:	20244451620
Filing Type:	Initial List
Filing Date/Time:	11/05/2024 12:26:35 PM
Filing Page(s):	3

Indexed Entity Information:
Entity ID: E42848462024-4	Entity Name: Channel Therapeutics Corp.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division
401 N. Carson Street

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

- [x] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	Channel Therapeutics Corp.
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) NEVADA AGENCY AND TRANSFER COMPANY Name of Registered Agent **OR** Title of Office or Position with Entity Street Address: 50 West Liberty Street, Suite 880 City: Reno Nevada Zip Code: 89501 Mailing Address (If different from street address): City: Nevada Zip Code:
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Tiffany Baxter — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 11/05/2024
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	Ezra Friedberg	4400 Route 9 South, Suite 1000	Freehold	NJ	07728
2)	Todd Davis	4400 Route 9 South, Suite 1000	Freehold	NJ	07728
3)	Francis Knuettel II	4400 Route 9 South, Suite 1000	Freehold	NJ	07728
4)	Richard Malamut	4400 Route 9 South, Suite 1000	Freehold	NJ	07728
5)	Chia-Lin Simmons	4400 Route 9 South, Suite 1000	Freehold	NJ	07728

Page 1 of 3 Pages

Page 2 of 3 Pages

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting Yes you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: 0 — Par value: $ 0 Number of common shares with Par value: 200000000.0 — Par value: $ 0.001 Number of preferred shares with Par value: 20000000.0 — Par value: $ 0.001 Number of shares with no par value: **0** **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Francis Knuettel II — Country: United States Address: 4400 Route 9 South, Suite 1000 — City: Freehold — State: NJ — Zip/Postal Code: 07728 **X** Francis Knuettel II (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Page 3 of 3 Pages

Filed in the Office of Secretary of State State Of Nevada	Business Number E42848462024-4
Filing Number 20244451618
Filed On 11/05/2024 12:26:35 PM
Number of Pages 10

ARTICLES OF INCORPORATION

OF

CHANNEL THERAPEUTICS CORPORATION

ARTICLE I

The name of the corporation is Channel Therapeutics Corporation (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Nevada is Nevada Agency and Transfer Company, 50 W. Liberty Street, Suite 880, Reno, Nevada 89501.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (“NRS”) Chapter 78 of the State of Nevada, as amended (the “Act”).

ARTICLE IV

Section 1.               Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated as Common Stock and Preferred Stock (each as defined below). The total number of shares of capital stock that the Company is authorized to issue is 220,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to (i) any rights of the holders of any series of Preferred Stock pursuant to a certificate of designation currently in effect establishing such series of Preferred Stock in accordance with the Act (a “Certificate of Designation”) and (ii) any provision of the Act requiring otherwise, the number of authorized shares of any of the Common Stock or Preferred Stock (or series thereof) may be increased or decreased (but not below the applicable number of shares thereof then outstanding) by the vote required by the holders of such shares of such Common Stock or Preferred Stock pursuant to the Company’s bylaws (as may be further amended, restated, modified or supplemented from time to time, the “Bylaws”).

Section 2.                Common Stock.

(a)             Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any series of the Preferred Stock as may be designated by the Board upon any issuance of the of any series of Preferred Stock.

(b)             Voting. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting. Notwithstanding any other provision of these articles of incorporation (as may be further amended, restated, modified or supplemented from time to time, the “Articles of Incorporation”) to the contrary, the holders of Common Stock will not be entitled to vote on any amendment to these Articles of Incorporation (including any Certificate of Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any Certificate of Designation) or the Act.

(c)            Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of shares of Common Stock will be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

(d)            Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in this Article IV, Section 2(d), will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

Section 3.               Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)            the number of shares of any series of Preferred Stock and the designation to distinguish the shares of such series from the shares of all other series of Preferred Stock;

(b)            the voting powers, if any, of holders of such series of Preferred Stock and whether such voting powers are full or limited in such series;

(c)            the redemption provisions, if any, applicable to such series of Preferred Stock, including the redemption price or prices to be paid;

(d)            whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series of Preferred Stock, and the dates and preferences of dividends on such series;

(e)            the rights of such series of Preferred Stock upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f)             the provisions, if any, pursuant to which the shares of such series of Preferred Stock are convertible into, or exchangeable for, shares of any other class or  classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g)            the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

(h)            the provisions, if any, of a sinking fund applicable to such series of Preferred Stock; and

(i)             any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the Certificate of Designation governing such series of Preferred Stock.

ARTICLE V

The Board may make, amend and repeal the Bylaws. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws.

ARTICLE VI

Section 1.               General. The business and affairs of the Company will be managed by or under the direction of the Board.

Section 2.              Number. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation, the Board shall consist of one or more members, the exact the number of the directors which shall be fixed from time to time in the manner provided in the Bylaws of the Company.

ARTICLE VII

To the full extent permitted by the Act and any other applicable law currently or hereafter in effect, no director or officer of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director. No repeal or modification of this Article VII will adversely affect the protection of any director provided hereby in relation to any breach of fiduciary duty or other act or omission as a director occurring prior to the effectiveness of such repeal or modification. If any provision of the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Act, as so amended.

ARTICLE VIII

Section 1.              Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or as a manager of a limited liability company (each, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity or any other capacity while serving as such a director, officer, employee, manager or agent, shall be indemnified by the Company and to the fullest extent permitted or required by the Act and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 4 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 2.             Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII will include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”), provided, however, that, if the Act so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) will be made pursuant to this Section 2 only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1 of this Article VIII with respect to the related Proceeding or the absence of any prior determination to the contrary.

Section 3.             Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VIII are contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 4.             Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including its Board or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Board or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Company.

Section 5.              Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article VIII will limit or otherwise affect any such other right or the Company’s power to confer any such other right.

Section 6.              Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

Section 7.              No Duplication of Payments. The Company will not be liable under this Article VIII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE IX

Unless the Company consents in writing to the selection of an alternative forum, (a) the Second Judicial District Court, in and for the State of Nevada, located in Washoe County, Nevada, will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, or (iii) any action, suit or proceeding arising pursuant to any provision of the Act or the Bylaws or these Articles of Incorporation (as either may be amended and/or restated from time to time); and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Nevada in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ARTICLE X

Inapplicability Of Combinations with Interested Stockholders and Acquisition of Controlling Interest Statutes. At such time, if ever, as the Company becomes a “resident domestic corporation” (as defined in NRS Section 78.427), the Company expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.411 through 78.444 (Combinations with Interested Stockholders), inclusive, as amended from time to time, or any successor statutes. The Company expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.378 through 78.3793 (Acquisition of Controlling Interest), inclusive, as amended from time to time, or any successor statutes.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:
Name of represented entity: CHANNEL THERAPEUTICS CORPORATION
Entity or Nevada Business Identification Number (NVID): (for entities currently on file)

2. Registered Agent Acceptance:
☒ Registered Agent Acceptance

3. Information Being Changed:
Statement of Change takes the following effect: (select only one)
☐ Appoints New Agent (complete section 5)
☐ Update Represented Entity Acting as Registered Agent (complete sections 5)
☐ Update Registered Agent Name (complete sections 4 & 5)
☐ Update Registered Agent Address (complete sections 4 & 5)

4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)
Name of Registered Agent OR Title of Office or Position with Entity
Street Address | City | Nevada | Zip Code
Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Newly Appointed Registered Agent or Registered Agent Information After the Change:
☒ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below)
Name of Registered Agent OR Title of Office or Position within Entity: Nevada Agency and Transfer Company
Street Address: 50 W. Liberty Street, Suite 880 | City: Reno | Nevada | Zip Code: 89501
Mailing Address (if different from street address) | City | Nevada | Zip Code

6. Electronic Notification: (Optional)
Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:

7. Certificate of Acceptance of Appointment of Registered Agent: (Required)
I hereby accept appointment as Registered Agent for the above named Entity.
X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 11/4/24

8. Signature of Represented Entity: (Required)
X [signature] Authorized Signature On Behalf of the Entity — Date: 11/4/24

FEE: $60.00
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Channel Therapeutics Corp.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

- [x] Corporation
  - [x] This corporation is publicly traded, the Central Index Key number is: 0001919246
- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Filed in the Office of	Business Number E42848462024-4
FVAguilar	Filing Number 20244451620
Secretary of State State Of Nevada	Filed On 11/05/2024 12:26:35 PM
	Number of Pages 3

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80:Charitable Solicitation Information - check applicable box

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No - no additional form is required
- [ ] Yes - the "Charitable Solicitation Registration Statement" is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

page 1 of 3
Revised: 1/1/2019

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE Director:

Name	Country
Ezra Friedberg	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Director:

Name	Country
Todd Davis	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Director:

Name	Country
Francis Knuettel II	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Director:

Name	Country
Richard Malamut	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Director:

Name	Country
Chia-Lin Simmons	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE President:

Name	Country
Francis Knuettel II	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Secretary:

Name	Country
Francis Knuettel II	USA

Address	City	State	Zip/Postal Code
4400 Route 9 South, Suite 1000	Freehold	NJ	07728

CORPORATION, INDICATE THE Treasurer:

page 2 of 3
Revised: 1/1/2019

Francis Knuettel II			USA
Name			Country
4400 Route 9 South, Suite 1000	Freehold	NJ	07728
Address	City	State	Zip/Postal Code

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X Francis Knuettel II

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

President

Title

11/05/2024

Date

page 3 of 3
Revised: 1/1/2019

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Channel Therapeutics Corp.** did, on 11/05/2024, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/05/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate
Number: B202411055165606
You may verify this certificate
online at https://www.nvsilverflume.gov/home

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Channel Therapeutics Corp.

Nevada Business Identification # NV20243232146
Expiration Date: 11/30/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/05/2024.

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202411055165607
You may verify this certificate
online at https://www.nvsilverflume.gov/home